As filed with the Securities and Exchange Commission on August 1, 2000
                                           Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                         FORM S-8 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                      Gemstar-TV Guide International, Inc.
             (Exact name of registrant as specified in its charter)
                               -------------------

       Delaware                                          95-4782077
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                        Identification No.)

                     135 North Los Robles Avenue, Suite 800
                           Pasadena, California 91101
                                 (626) 792-5700
          (Address and telephone number of principal executive offices)
                               -------------------

                           TV Guide, Inc. 401(k) Plan
                            (Full title of the plan)
                               -------------------

                           Stephen A. Weiswasser, Esq.
                  Executive Vice President and General Counsel
                      Gemstar-TV Guide International, Inc.
                     135 North Los Robles Avenue, Suite 800
                           Pasadena, California 91101
                     (Name and address of agent for service)
                               -------------------

   Telephone number, including area code, of agent for service: (626) 792-5700
                               -------------------


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



                                                      Copies to:
David A. Krinsky, Esq.                                Thomas A. Richardson, Esq.
O'Melveny & Myers LLP                                 Holme Roberts & Owen LLP
610 Newport Center Drive, Suite 1700                  1700 Lincoln, Suite 4100
Newport Beach, California 92660                       Denver, Colorado 80290

                                          CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum        Proposed Maximum
 Title of Securities         Amount to be          Offering Price        Aggregate Offering               Amount of
   to be Registered           Registered              Per Unit                 Price                  Registration Fee
----------------------  ---------------------- ----------------------  ----------------------------  -------------------
    Common Stock,
   $0.01 par value
      per share                100,000(1)(2)                 $57.25(3)     $5,725,000(3)                 $1,512(3)

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate amount of interests to be offered or sold pursuant to the TV Guide, Inc. 401(k) Plan.

(2) Each share registered is accompanied by a preferred stock purchase right pursuant to the Registrant's Amended and Restated Rights Agreement, by and between Gemstar-TV Guide International, Inc., and American Stock Transfer & Trust Company, a New York company.

(3) Pursuant to Rule 457, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average between the high and low sale prices of the Common Stock on the Nasdaq National Market on July 28, 2000.


                   The Exhibit Index for this Registration Statement follows the signature page.




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





                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of Gemstar-TV Guide International, Inc. (the "Company") filed with the Commission are incorporated herein by reference:

         1. Annual Report on Form 10-K for the Company's fiscal year ended March 31, 2000;

         2.       Amendment to Annual Report on Form 10-K filed July 31, 2000;

         3.       Form 8-K filed July 24, 2000;

         4. Annual Report on Form 11-K of the TV Guide, Inc. 401(k) Plan for the year ended December 31, 1999; and

         5. The description of the Gemstar Stock contained in the Company's registration statement on Form 8-A filed with the Commission on September 28, 1995, as amended by the Form 8-K filed February 9, 2000, and the description of the Company's Preference Share Purchase Rights contained in the Company's registration statement on Form 8-A filed with the Commission on July 13, 1998.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the


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



filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     The Company's Common Stock, par value $0.01 per share (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Stephen A. Weiswasser, the Executive Vice President and General Counsel of the Company. Mr. Weiswasser is compensated by the Company as an employee and is the holder of options to acquire shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation and Bylaws provide for indemnification of the officers and directors of the Company to the fullest extent permitted by law. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit.

     Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See the attached Exhibit Index following the signature page.

         The undersigned registrant hereby undertakes to submit the TV Guide, Inc. 401(k) Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify such plan.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)     To include any prospectus required
                           by Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section


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



         15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on the 31st day of July, 2000.



                              By: /s/ Henry C. Yuen
                                  ------------------------------------------
                                       Henry C. Yuen
                                       Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Henry C. Yuen, Elsie Ma Leung and Stephen A. Weiswasser, or any of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                 Signature                                         Title                              Date

/s/ Harry C. Yuen                             Chairman, Chief Executive Officer                   July 31, 2000
--------------------------------------------  and Director (Principal Executive
Henry C. Yuen                                 Officer)



/s/ Elsie Ma Leung                            Chief Financial Officer, Treasurer,                 July 31, 2000
--------------------------------------------  Co-President, Co-Chief Operating
Elsie Ma Leung                                Officer, member of the Office of the
                                              Chief Executive and Director
                                              (Principal Financial and Accounting
                                              Officer)





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





/s/ Peter C. Boylan III                       Director                                            July 31, 2000
-----------------------
Peter C. Boylan III


/s/ George F. Carrier                         Director                                            July 31, 2000
----------------------
George F. Carrier Ph.D


/s/ Joachim Kiener                            Director                                            July 31, 2000
------------------
Joachim Kiener


/s/ Robert R. Bennett                         Director                                            July 31, 2000
---------------------
Robert R. Bennett


/s/ Chase Carey                               Director                                            July 31, 2000
---------------
Chase Carey


/s/ James E. Meyer                            Director                                            July 31, 2000
------------------
James E. Meyer


/s/ Stephen A. Weiswasser                     Director                                            July 31, 2000
-------------------------
Stephen A. Weiswasser, Esq.


/s/ J. David Wargo                            Director                                            July 31, 2000
------------------
J. David Wargo


/s/ Nicholas Donatiello, Jr.                  Director                                            July 31, 2000
----------------------------
Nicholas Donatiello, Jr.


/s/ Douglas B. Macrae                         Director                                            July 31, 2000
---------------------
Douglas B. Macrae




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



         Pursuant to the requirements of the Securities Act of 1933, the administrators of the TV Guide, Inc. 401(k) Plan have caused this Registration Statement to be executed on its behalf by the undersigned thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on July 31, 2000.

                                    TV Guide, Inc. 401(k) Plan

                                    By: Plan Administration Committee

                                            By: /s/ Peter C. Boylan
                                            Name: Peter C. Boylan
                                            Title: Committee Member



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





                                                   EXHIBIT INDEX


Exhibit
Number            Description of Exhibit


5                 Opinion of Counsel (opinion re legality).

23.1              Consent of KPMG LLP (Consent of Independent Accountants).

23.3              Consent of Counsel (included in Exhibit 5).

24 Power of Attorney (included in this Registration Statement under "Signatures").




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